Exhibit 10.2
SECOND AMENDMENT TO CREDIT AGREEMENT
This Second Amendment to Credit Agreement (this “Amendment”), is entered into as of April 29, 2011 (the “Second Amendment Effective Date”), by and among SunPower Corporation, a Delaware corporation (the “Borrower”), SunPower Corporation, Systems, a Delaware corporation (“SCS”), SunPower North America, LLC, a Delaware limited liability company (together with SCS, each a “Guarantor,” and collectively, the “Guarantors”; the Borrower and the Guarantors being referred to herein, individually, as a “Loan Party” and collectively, as the “Loan Parties”), Union Bank, N.A., as administrative agent for the Lenders (as defined below) (in such capacity, the “Agent”), and the several financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (the “Lenders”).
BACKGROUND
A.    The Loan Parties, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 29, 2010, as amended by that certain First Amendment and Consent to Credit Agreement dated as of April 19, 2011 by and among the Loan Parties, the Agent and the Lenders (the “First Amendment”) and as further as amended, modified, supplemented, extended or restated from time to time (collectively, the “Credit Agreement”), pursuant to which the Lenders have provided a revolving credit facility to the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    To induce the Lenders to extend credit to the Borrower, each Guarantor has unconditionally guaranteed the payment and performance of all of the Borrower's obligations to the Agent and the Lenders (the provisions of Article IV of the Credit Agreement and each other provision thereof applicable to the Guarantors, as amended, modified, supplemented, extended or restated, being referred to herein as, the “Guaranty”).
C.    The Borrower previously requested the consent of the Agent and the Lenders to the sale of all of the Borrower's Equity Interests in WJE (the “WJE Stock Sale”), but has since determined that it does not intend to proceed with the WJE Stock Sale and has requested that: (i) the Agent and the Lenders rescind, terminate, annul and withdraw their consent to the WJE Stock Sale; (ii) accept the pledge of the Borrower's Equity Interest in WJE; (iii) the Credit Agreement be amended to reflect the same. Although the Lenders are under no obligation to do so, the Agent and the Lenders are willing to do so and to amend the Credit Agreement and the Security Agreement in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Agent and each Lender in agreeing to the terms of this Amendment.
WJE Stock. The parties hereby mutually agree that each of (a) the consent of the Agent and the Lenders to the WJE Stock Sale and (b) the authorization to amend the Agent's original financing statement identifying the Borrower, as debtor, and the Agent, as secured party, filed as filing number 2010 3798109 in the Office of the Secretary of State of the State of Delaware, granted pursuant to the First Amendment are hereby rescinded, terminated, annulled and withdrawn and are of no further force or effect. The Loan Parties Agree that from and after the Second Amendment Effective Date, the WJE

Stock Sale shall constitute a prohibited transaction under the Credit Agreement and the other Loan Documents.

3.Amendments to Credit Agreement.

a.Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms to read as follows:

“Borrowing Base” means, as of any time of determination, an amount equal to thirty percent (30%) of the Dollar Equivalent of the WJE Stock Value at such time, as determined by the Administrative Agent, minus the aggregate amount of reserves, if any, established under Section 2.01(b).
“Korean Share Pledge” means that certain Second Share Kun-Pledge Agreement, dated as of April 27, 2011, by and among the Borrower, the Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated or renewed from time to time.
“Security Agreement” means the Pledge Agreement, dated as of the Closing Date executed in favor of the Administrative Agent by the Borrower, as the same may be amended, modified, supplemented, extended or restated from time to time.
b.Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (j) of the definition of “Permitted Investments” to read as follows:

(j)    advances to, or investments in, a Subsidiary, in WJE, or in Philippine Electric Corp. by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;
c.Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“Continuing Director” means, for any period, an individual who is a member of the board of directors of the Borrower on the first day of such period or whose election to the board of directors of the Borrower is recommended by a majority of the other Continuing Directors prior to such election.
“WJE Material Adverse Change” means a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent) or financial condition of WJE and its Subsidiaries taken as a whole.
“WJE Prepayment Event” means the occurrence any event or circumstance, which the Administrative Agent has determined, in its sole and absolute discretion, has had (or could reasonably be expected to have) a material adverse effect on, or has resulted in (or could reasonably be expected to result in) a material adverse change to any of the following: (a) the Administrative Agent's and/or the Lenders' right or ability to promptly exercise rights and remedies with respect to any Lien covering the WJE Stock (including its right to sell or dispose of such stock on the Korea Stock

Exchange) as contemplated by the Loan Documents, or to promptly realize the value of such Lien; (b) the ability of the Administrative Agent to determine the WJE Stock Closing Price; or (c) the liquidity of the WJE Stock or the trading volume thereof on the Korea Stock Exchange. Without limiting the generality of the foregoing, each of the following shall constitute a “WJE Prepayment Event”: (i) the WJE Stock ceases to be listed for trading on the Korea Stock Exchange; (ii) the trading of WJE Stock on the Korea Stock Exchange is suspended, or material limitations are imposed on such trading (by reason of movements in price exceeding limits permitted by such exchange or otherwise); and (iii) any closure or suspension of the Korea Stock Exchange (other than for weekends and regularly observed holidays) lasting for more than one trading day. For the sake of clarity, the inability of the Administrative Agent to sell or dispose of the WJE Stock as a result of the lock-up period that expires on December 31, 2010 provided under the Shareholders Agreement, dated May 17, 2010 by and between Woongjin Holdings Co., Ltd. and the Borrower, as in effect on the Closing Date, shall not, independently, constitute a WJE Prepayment Event.
“WJE Stock Closing Price” means, on any date, the closing sale price per share of the WJE Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Korea Stock Exchange. The “WJE Stock Closing Price” shall be determined without reference to after-hours or extended market trading. For any date on which the WJE Stock is not listed for trading, or has been suspended from trading, on the Korea Stock Exchange, the “WJE Stock Closing Price” shall be zero.
“WJE Stock Value” means, on any date, the product of (x) number of shares of WJE Stock owned by the Borrower that are subject to the valid and enforceable, first-priority Lien of the Administrative Agent, times (y) the WJE Stock Closing Price on such date.
d.Section 1.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
1.04    Exchange Rates; WJE Stock Price. Without limiting the Loan Parties' obligations under Article VII, the Administrative Agent shall from time to time calculate and determine the Exchange Rate as of any given date with respect to each Alternate Currency, the WJE Stock Closing Price for the most recent trading day, and the WJE Stock Value for any given date. Such calculations and determinations shall be binding on the Loan Parties absent manifest error.
e.Section 2.03(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(ii)    Prepayment on WJE Prepayment Event. If for any reason, a WJE Prepayment Event shall occur, the Borrower shall, within five (5) Business Days of the first occurrence of such occurrence or event, make a mandatory prepayment in respect of the Loans in an amount equal to the full amount of all outstanding Obligations at which time the Commitments shall terminate.

f.Section 2.04(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(vii)    no event, circumstance or condition shall exist which reasonably could be expected to have a Material Adverse Effect or a WJE Material Adverse Change;
g.Section 5.02(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)    At the time any disbursement is to be made and immediately thereafter, there shall have been no event or circumstance that has (i) had a Material Adverse Effect, or (ii) resulted in a WJE Material Adverse Change, or (iii) resulted in a WJE Prepayment Event, in each case, as determined by the Administrative Agent in the exercise of its reasonable business judgment.
h.Section 6.20(b) and Section 6.20(c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(b)    As of the Closing Date, the Borrower owns and controls 19,398,510 shares of WJE Stock. Other than such shares, neither the Borrower nor any of its Subsidiaries owns or controls, directly or indirectly, any other shares of WJE Stock.
(c)    The Korean Share Pledge will create in favor of the Pledgees (as defined therein) a valid, perfected, first priority security interest in the Pledged Shares (as defined therein) upon the endorsement of such security interest in the share certificates such shares and the recordation of such security interest in the shareholders registry of WJE in accordance with Section 4.2 of the Korean Share Pledge.
i.Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.23    WJE Stock. Neither the WJE Stock nor any American Depository Receipts related thereto are traded on a United States national securities exchange or quoted on an established automated over-the-counter trading market in the United States.
j.Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)    concurrently with the delivery of the financial statements referred to in Sections 7.01(a) or (b): (i) a certificate of the chief financial officer or the chief accounting officer of the Borrower, certifying (A) that such financial statements fairly present in all material respects the financial condition and the results of operations, shareholders' or partners' equity, as applicable, and cash flows of the Borrower and its consolidated Subsidiaries on the dates and for the periods indicated, in accordance with GAAP consistently applied, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes, and (B) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 7.02(b) (or, in the case of the first certification pursuant to this Section 7.02(b), the Closing Date) and ending on a date that is not more than 10 Business Days before the date of such delivery and that on the basis of such review of the Loan Documents, the use of the proceeds of the Loans, and the business and condition of the Loan Parties, to the actual knowledge of such officer, no WJE Prepayment Event has occurred, no Default has occurred or, if any such Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Loan Parties are taking or propose to take in respect thereof; and (ii) a duly completed Compliance Certificate signed by the chief executive officer or chief financial officer of the Borrower;
k.Section 7.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Immediately provide the Administrative Agent with written notice of the occurrence of any WJE Prepayment Event.
l.Section 7.03(d)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(i)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect or a WJE Material Adverse Change;
m.Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.12    Pledged Assets.
(a)    Cause 100% of the issued and outstanding Equity Interests of WJE held directly or indirectly by the Borrower or any of its Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries required by the Administrative Agent in connection therewith, whether to perfect the security interests therein under the UCC or any other Laws (including the laws of the Republic of Korea), to comply with any applicable Law that may govern the effect of perfection of any Lien on the Collateral, to enable or expedite the Administrative Agent's or any Lender's ability to exercise rights and remedies with respect to the Collateral, or otherwise, all in form and substance reasonably satisfactory to the Administrative Agent.
(b)    Deliver opinions of counsel, filings and such other deliveries and documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC 1 financing statements, certified resolutions and other organizational and authorizing documents, favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens and the Lenders' Liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent. The Loan Parties shall also execute and deliver such other pledge agreements or similar documents as may required to create or evidence such pledge by the local law of the jurisdiction of organization of WJE, together with reasonably satisfactory legal opinions and related documentation.

(c)    The Borrower shall use its reasonable best efforts to monitor and calculate each of the following on a daily basis, and, to the extent required, provide the notices described in Section 7.03: (i) the Exchange Rate in effect on such day, (ii) the WJE Stock Closing Price for the most recent trading day, and (iii) the WJE Stock Value on such day. The obligation of the Loan Parties to monitor and, if necessary, report such calculations on a daily basis is not and should not be construed to vest in any Loan Parties, the exclusive right to calculate or determine such amounts, and in no event shall such calculations performed by any Loan Party be binding on the Administrative Agent or any Lender.
(d)    Perform and discharge each of the covenants, undertakings and obligations set forth in the Korean Share Pledge, including those set forth in Section 4 thereof, and in the Security Agreement, as and when required thereunder.
n.Section 8.05(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Without at least ten Business Days' prior written notice to the Administrative Agent Sell, assign, lease, pledge, transfer or otherwise dispose of any of the WJE Stock now held or hereafter acquired; provided however, in no event shall any Loan Party assign, lease, pledge, transfer or otherwise dispose of any WJE Stock if a Default or Event of Default then exists or would exist immediately after giving effect thereto.
4.Amendments to Security Agreement.

a.Section 1(b) of the Security Agreement is hereby amended by adding the defined term in appropriate numerical order to read as follows:

“Korean Share Pledge” means that certain Second Share Kun-Pledge Agreement, dated as of April 27, 2011, by and among the Grantor, the Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated or renewed from time to time.
b.Section 2(a) of the Security Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Grantor hereby pledges to the Administrative Agent, for itself and the Lenders, and hereby grants to the Administrative Agent, for itself and the Lenders, a security interest in, all of the Grantor's right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, remedies, interests, benefits and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents and also including the right to demand the return, delivery or transfer of share certificates for any of the Pledged Collateral from the Korean Securities Depository (the “KSD”), and (iii) all books, records and other documentation of the Grantor related to the Pledged Shares and Additional Collateral, in each case, whether tangible or intangible, presently existing or owned or subsequently acquired, created or coming into existence and wherever located (collectively, the “Pledged Collateral”).
c.Section 3(b) of the Security Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Ownership of Pledged Collateral. With respect to the Pledged Shares the Grantor is, and with respect to any Additional Collateral the Grantor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement, Liens created under the Korean Share Pledge, and Liens of the type described in clause (cc) of the definition of “Permitted Liens” in the Credit Agreement, on the brokerage account in which the Pledged Shares are maintained.
d.Section 4(g) of the Security Agreement is hereby amended and restated in its entirety to read as follows:
(g)    Liens. The Grantor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Administrative Agent created by this Agreement and Liens created under the Korean Share Pledge.
e.Section 4(h) of the Security Agreement is hereby amended and restated in its entirety to read as follows
(h)    Shareholders Agreements. The Grantor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral, other than that certain Shareholders Agreement, dated as of May 17, 2010 by and between Grantor and WOONGJIN HOLDINGS CO. LTD., in the form delivered to the Administrative Agent prior to the date hereof.
f.Section 7 of the Security Agreement is hereby amended by amending and restating the sixth sentence of that section to read as follows: “The Lien granted hereunder and the rights and remedies of the Administrative Agent with respect to the Liens granted hereunder are granted in conjunction with the pledge granted under the Korean Pledge, and are in addition and supplemental to, and in no way limit or should be construed to limit, those set forth in the Korean Share Pledge or the other Loan Documents or those which are now or hereafter available to the Administrative Agent or any Lender as a matter of law or equity.”

g.Section 17 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 17    Entire Agreement; Amendment. This Agreement, together with the other Loan Documents, including the Korean Share Pledge, contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.
h.Schedules 1, 2, 3 and 4 to the Security Agreement are hereby amended and restated in their entirety, and replaced with Schedules 1, 2, 3 and 4 attached to this Amendment..

5.Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants, as of the date of this Amendment, for the benefit of the Agent and each Lender, that:

a.
the representations and warranties of each Loan Party set forth in the Credit Agreement or any other Loan Document were true and correct when made and remain true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

b.
the Loan Parties have the authority to execute this Amendment and the execution, delivery, and performance by the Loan Parties of this Amendment and the other documents, instruments and agreements delivered or to be delivered in connection herewith (i) are within the corporate or limited liability company powers of each Loan Party and have been duly authorized by all necessary corporate or limited liability company action on the part of each Loan Party, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any requirement of Law, any Loan Party's operating agreement, certificate or articles of incorporation, bylaws, partnership agreement, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which any Loan Party or any of their respective Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of any Loan Party;

c.
this Amendment and the other instruments and agreements delivered or to be delivered by any Loan Party in connection herewith have been duly executed and delivered by each Loan Party and constitute the legal, valid, and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d.
no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document; and

e.
after giving effect to this Amendment, no Loan Party has any offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to their respective liabilities, obligations and indebtedness arising under or in connection with any Loan Documents.

6.Conditions Precedent. The Borrower and each Guarantor understand and agree that this Amendment shall not be effective until each of the following conditions precedent has been satisfied, or waived in writing by the Agent (in the Agent's sole discretion):

a.	The Borrower, each Guarantor and the Required Lenders shall have executed and delivered to the Agent, this Amendment;

b.	The Borrower and the Lenders shall have executed and delivered to the Agent Korean Share Pledge;

c.
The Borrower, as Pledgor, shall have caused the Securities Company (as defined in the Korean Share Pledge) to register the name and address of each Pledgee in the Securities Account Registry (as defined in the Korean Share Pledge) as the pledgee of the Pledged Shares (as defined in the Korean Share Pledge) and to deliver to the Agent a copy of the Securities Account Registry showing that such pledge has been registered;

d.
The Borrower, as Pledgor, shall have caused the Securities Company execute and deliver to the Agent a Confirmation of the Establishment of Kun-Pledge in the form and substance acceptable to the Agent and otherwise do all such acts as may be necessary in order for the Agent to be able to enforce the pledge over the Pledged Shares in the Securities Account (as defined in the Korean Share Pledge) without any further consent, authorization or action by it;

e.
The Borrower, as Pledgor, shall have all such acts as may be necessary in order for the Agent to be able to update the Securities Account Registry, including the names and addresses of Pledgees, without any further consent, authorization or action by it;

f.	The Borrower shall have executed and delivered to the Agent an updated Borrowing Base Certificate;

g.
The representations and warranties of the Borrower and each Guarantor under the Credit Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

h.	The Agent shall have received for the account of the Lenders, in immediately available funds, a fee in the amount of $5,000 which fee shall be non-refundable and fully earned upon receipt; and

i.
The Agent shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys' fees and costs) incurred by the Agent in connection with this Amendment and the transactions contemplated hereby and invoiced to the Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to the Borrower prior to such date shall not preclude the Agent from seeking reimbursement of such amounts, or excuse the Borrower from paying or reimbursing such amounts, following the effective date of this Amendment.

7.Confirmation of Guaranty. Each Guarantor ratifies and reaffirms its obligations under the Guaranty and each and every term, condition, and provision of the Guaranty. Each Guarantor further represents and warrants that it has no defenses or claims against the Agent or any Lender that would or might affect the enforceability of the Guaranty and that the Guaranty remains in full force and effect.

8.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not shall not operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by the Borrower and each other Loan Party in all respects. The Borrower specifically ratifies and confirms the grant, and does hereby grant, to the Agent, for the ratable benefit of each Lender, in and to all of the Borrower's right, title and interest in and to the Pledged Collateral (as that term is defined in the Security Agreement), including without limitation all of the Borrower's right, title and interest all WJE Stock owned by the Borrower and all other property described on Exhibit A hereto.

9.No Waivers. This Amendment: (a) in no way shall be deemed to be a consent or an agreement on the part of the Agent or any Lender to waive any covenant, liability or obligation of the Borrower, any Guarantor or any third party or to waive any right, power, or remedy of the Agent or any Lender; (b) in no way shall be deemed to imply a willingness on the part of the Agent or any Lender to agree to any similar or other future consents, amendments or modifications to any of the terms and conditions of the Credit Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents, including, without limitation, the Agent's or any Lender's right to demand strict performance of the Borrower's and each Guarantor's liabilities and Obligations at all times before and after the date of this Amendment; (d) in no way shall obligate the Agent or any Lender to make any future waivers, consents or modifications to the Credit Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation. Each Loan Party acknowledges and agrees that: (i) the Credit Agreement has not been amended or modified in any way by this Amendment, except as expressly set forth herein, (ii) neither the Agent nor any Lender waives any failure by any Loan Party to perform its Obligations under the Loan Documents, (iii) neither the Agent nor any Lender waives compliance with any obligations or undertakings under the Credit Agreement other than with respect to the WJE Stock Sale as expressly described herein, and (iv) the Agent and each Lender is relying upon each Loan Party's representations, warranties and agreements, as set forth herein and in the Loan Documents in providing this Amendment. Nothing in this Amendment shall constitute a satisfaction of the Borrower's or any Guarantor's Obligations.

10.Release. The Borrower and each Guarantor hereby, for itself, its successors, heirs, executors, administrators and assigns (each a “Releasing Party” and collectively, the “Releasing Parties”), releases, acquits and forever discharges the Agent and the Lenders, their respective directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which any Releasing Party might have because of anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Amendment or the other Loan Documents as of the date of execution of this Amendment, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any specific claim raised by any Releasing Party, any settlement negotiations and any damages and the consequences thereof resulting or to result from the events described, referred to or inferred hereinabove (“Released Matters”). Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the foregoing. In furtherance of this general release, Releasing Parties each acknowledges and waives the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Each Releasing Party agrees that this waiver and release is an essential and material term of this Amendment and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Each Releasing Party also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Each Releasing Party has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.
11.Miscellaneous. The Borrower and each Guarantor acknowledge and agree that the representations and warranties set forth herein are material inducements to the Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Amendment and the Credit Agreement shall be read together as one document. No course of dealing on the part of the Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Borrower or any Guarantor of any provision of the Loan Documents shall not affect any right of the Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Agent, and or the Lenders, as applicable. No other person or entity, other than the Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent and the Required Lenders have caused this Amendment to be executed as of the date first written above.

The “Borrower” SUNPOWER CORPORATION By:/s/ Dennis V. Arriola Name: Dennis V. Arriola Title: EVP & CFO
The “Guarantors” SUNPOWER CORPORATION, SYSTEMS By:/s/ Dennis V. Arriola Name: Dennis V. Arriola Title: SVP & CFO
SUNPOWER NORTH AMERICA, LLC By: SunPower Corporation, its sole member By:/s/ Dennis V. Arriola Name: Dennis V. Arriola Title: CFO

[Signature Page to Second Amendment to Credit Agreement]

The “Agent” UNION BANK, N.A., as Administrative Agent By:/s/ James B. Goudy Name: James B. Goudy Title: Vice President
The “Lenders” UNION BANK, N.A., as a lender By:/s/ James B. Goudy Name: James B. Goudy Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

The “Lenders” HSBC BANK USA, NATIONAL ASSOCIATION, as a lender By:/s/ Jason A. Huck Name: Jason A. Huck Title: VP Global Relationship Manager HSBC Bank USA

[Signature Page to Second Amendment to Credit Agreement]

DEBTOR:     SUNPOWER CORPORATION

SECURED PARTY:    UNION BANK, N.A., AS AGENT

EXHIBIT A
COLLATERAL DESCRIPTION
All of the right, title and interest of SUNPOWER CORPORATION, a Delaware corporation (herein referred to as “Debtor”), in, to and under the following property, in each case, whether tangible or intangible, presently existing or owned or subsequently acquired, created or coming into existence and wherever located (collectively, the “Pledged Collateral”):
(a)    the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral;
(b)     all rights, remedies, interests, benefits and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents and also including the right to demand the return, delivery or transfer of share certificates for any of the Pledged Collateral from the Korean Securities Depository (the “KSD”); and
(c)     all books, records and other documentation of the Debtor related to the Pledged Shares and Additional Collateral.
As used herein, the following terms have the meanings given below:

“Additional Collateral” means any and all (i) additional capital stock or other equity securities or Equity Interests issued by, or interests in, the Companies, whether certificated or uncertificated, (ii) warrants, options or other rights entitling the Debtor to acquire any interest in capital stock or other equity securities of or other Equity Interests in the Companies, (iii) securities, property, interest, dividends and other payments and distributions issued or issuable as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other Equity Interests or other interests in the Companies, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Shares or any other Pledged Collateral, and (iv) cash and non-cash proceeds, substitutions and products of the Pledged Shares or any other Pledged Collateral, and all supporting obligations, of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Debtor.

“Companies” means those Persons listed on Schedule 2 to that certain Pledge Agreement, dated as of October 29, 2010 by and between the Debtor and Union Bank, N.A., as agent (as the same may be amended, modified, supplemented, extended or restated from time to time), including without limitation, WOONGJIN ENERGY CO., LTD., a company organized under the laws of the Republic of Korea (“WJE”).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Shares” means all of the issued and outstanding Equity Interests of the Companies, whether certificated or uncertificated, now existing or hereafter arising, including any and all certificated or uncertificated shares of common stock of WJE.

SCHEDULE 1
PLEDGED SHARES

Entity Type	Issuer Name	Jurisdiction of Organization	Certificate No.	Certificate Date	No. of Shares/ Type of Shares
Company	WOONGJIN ENERGY CO., LTD.	South Korea	[various]	[TBD]	19,398,510 shares of common stock; representing (as of April 29, 2011) 31.29% of all issued and outstanding shares of the Issuer

S 1-1

SCHEDULE 2
COMPANIES
WOONGJIN ENERGY CO., LTD., a company organized under the laws of the Republic of Korea, having its principal office at 1316 Gwanpyeong-dong, Yoosung-ku, Daejeon, Korea.

S 2-1

SCHEDULE 3
GRANTOR INFORMATION AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Grantor's legal name: SUNPOWER CORPORATION
Grantor's address:    3939 North First Street
San Jose, California 95134
Telephone: (408) 240-5500
Facsimile: (408) 240-5400

Grantor's type of organization: Corporation

Grantor's jurisdiction of organization: Delaware

Grantor's Tax ID No.: 94-3008969

Grantor's State Organizational ID No.: 3808702

S 3-1

SCHEDULE 4
TRANSFER RESTRICTIONS and
SHAREHOLDERS AGREEMENTS
None.

S 4-1